Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2022, with respect to the consolidated financial statements of Nano Dimension Ltd., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel

January 27, 2023